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                                                                    EXHIBIT 32.1


CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002



In connection with the Quarterly Report of Baylake Corp. (the "Company") on Form 10-Q for the three months ended March 31, 2005 as filed with the Securities and Exchange Commission on or about the date hereof (the "Report"), I, Thomas L. Herlache, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C.
Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

     (1) The Quarterly Report on Form 10-Q of the Company for the three months ended March 31, 2005 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/S/ THOMAS L. HERLACHE
----------------------
THOMAS L. HERLACHE
PRESIDENT AND CHIEF EXECUTIVE OFFICER
MAY 10, 2005

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Baylake Corp. and will be retained by Baylake Corp. and furnished to the Securities and Exchange Commission or its staff upon request.

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